SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 1, 2006

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release dated, December 1, 2006

Sierra Pacific Resources/Sierra Pacific Power Company
Section 8—Other Events
Item 8.01 Other Events
Sierra Pacific Power Company (SPPC), a subsidiary of Sierra Pacific Resources, made its annual mandatory deferred energy filing with the Public Utilities Commission of Nevada (PUCN) on December 1, 2006. The filing is part of SPPC’s annual requirement to change rates to reflect costs it pays for fuel to generate electricity or power purchased on behalf of its customers. If approved by the PUCN, the typical residential customer using 740 kilowatt hours of electricity would see a monthly bill decrease of 27 cents, from $98.91 to $98.64. Overall, SPPC’s filings would reduce electric rates for northern Nevada customers by $3 million, or approximately 0.33 percent.
Coupled with a separate filing to recover costs associated with resolution of claims for power contracts executed during the Western Energy Crisis, the company is requesting a slight reduction in electric rates, effective July 1, 2007. SPPC’s deferred filing would reduce the overall rates paid by customers by $8 million annually. In addition, the required deferred filing includes the setting of a new forward-looking rate to match the current estimate of costs of fuel and purchased power as well as the expiration of some rates previously approved by the PUCN. The filing to recover costs emanating from the Western Energy Crisis requests recovery of $5 million per year for four years.
The filing is strictly a pass-through on a dollar-for-dollar basis and does not include any profit for the company. A copy of the press release announcing the deferred energy filing is filed herewith as Exhibit 99.1.
Section 9—Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1	Press Release dated December 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: December 5, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Sierra Pacific Power Company (Registrant)
Date: December 5, 2006	By:	/s/ John E. Brown
John E. Brown
Controller